UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

ALBIREO PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33451	90-0136863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Post Office Square, Suite 1000 Boston, Massachusetts (Address of principal executive offices)	02109 (Zip Code)

(857) 254-5555

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALBO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Loan and Security Agreement

On June 8, 2020, Albireo Pharma, Inc. (the “Company”) and Albireo AB, a wholly-owned subsidiary of the Company (“Albireo AB”), as borrowers (collectively, the “Borrower”), entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with the several banks and other financial institutions or entities from time to time parties to the Loan and Security Agreement, as lenders (collectively, referred to as the “Lender”), and Hercules Capital, Inc., in its capacity as administrative agent and collateral agent for itself and Lender (in such capacity, the “Agent” or “Hercules”).

Amount. The Loan and Security Agreement provides for term loans in an aggregate principal amount of up to $80.0 million to be delivered in multiple tranches (the “Term Loans”). The tranches consist of (i) a term loan advance to Borrower in an aggregate principal amount of up to $15.0 million, of which (A) Albireo AB agreed to borrow an aggregate principal amount of $10.0 million on the date on which all conditions to the funding of the Term Loans by the Lender are met (the “Closing Date”), and (B) a right of the Borrower to request that the Lender make an additional term loan advance to the Company and/or Albireo AB in an aggregate principal amount of $5.0 million prior to December 15, 2020, (ii) subject to the achievement of certain initial performance milestones (“Performance Milestone I”), a right of the Borrower to request that the Lender make additional term loan advances to the Company and/or Albireo AB in an aggregate principal amount of up to $20.0 million from January 1, 2021 through December 15, 2021 in minimum increments of $10.0 million, and (iii) subject to the Lender’s investment committee’s sole discretion, a right of the Borrower to request that the Lender make additional term loan advances to the Company and/or Albireo AB in an aggregate principal amount of up to $45.0 million through March 31, 2022 in minimum increments of $5.0 million. The Borrower intends to use the proceeds of the Term Loans for working capital and general corporate purposes.

Maturity. The Term Loans mature on January 1, 2024, which is extendable to June 1, 2024 upon achievement of Performance Milestone I (the “Maturity Date”).

Interest Rate and Amortization. The principal balance of the Term Loans bears interest at an annual rate equal to the greater of (i) the sum of (a) 9.15% plus (b) the prime rate as reported in The Wall Street Journal minus 3.25%, and (ii) 9.15%. Borrowings under the Loan and Security Agreement are repayable in monthly interest-only payments through January 1, 2022 and extendable to (i) July 1, 2022 upon achievement of Performance Milestone I and (ii) July 1, 2023 upon achievement of certain additional performance milestones. After the interest-only payment period, borrowings under the Loan and Security Agreement are repayable in equal monthly payments of principal and accrued interest until the Maturity Date.

Prepayment Premium. The Borrower may, at its option upon at least seven business days’ prior notice to the Agent, prepay all, but not less than all, or a portion (in minimum increments of $5.0 million), of the then outstanding principal balance and all accrued and unpaid interest on the Term Loans, subject to a prepayment premium equal to (i) 3.0% of the principal amount outstanding if the prepayment occurs during the first six months following the Closing Date, (ii) 2.0% of the principal amount outstanding if the prepayment occurs after the first six months following the Closing Date, but on or prior to 24 months following the Closing Date, and (iii) 1.0% of the principal amount outstanding at any time thereafter but prior to the Maturity Date.

Security. The Borrower’s obligations are secured by a security interest, senior to any current and future debts and to any security interest, in all of Borrower’s right, title, and interest in, to and under all of Company’s property and other assets, and certain equity interests and accounts of Albireo AB, subject to limited exceptions including the Borrower’s intellectual property.

Covenants; Representations and Warranties; Other Provisions. The Loan and Security Agreement contains customary representations, warranties and covenants, including covenants by the Borrower limiting additional indebtedness, liens (including a negative pledge on intellectual property and other assets), guaranties, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, transactions with affiliates and fundamental changes.

Default Provisions. The Loan and Security Agreement provides for events of default customary for term loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on the Borrower. After the occurrence of an event of default, Agent may (i) accelerate payment of all obligations, impose a prepayment charge, and terminate the Lender’s commitments under the Loan and Security Agreement, (ii) sign and file in Borrower’s name any notices, assignment or agreements necessary to perfect payment, or (iii) notify any of Borrower’s account debtors to make payment directly to Agent.

The foregoing description of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan and Security Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrants

In connection with the entry into the Loan and Security Agreement, the Company will issue to Hercules warrants (the “Warrants”) to purchase a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) equal to 1% of the aggregate amount of the Term Loans that are funded, as such amounts are funded. On the Closing Date, the Company issued a Warrant for 5,311 shares of Common Stock. The Warrants will be exercisable for a period of seven years from the date of the issuance of each Warrant at a per-share exercise price equal to $18.83, subject to certain adjustments as specified in the Warrants. In addition, the Company has granted to the holders of the Warrants certain registration rights. Specifically, the Company has agreed to use its commercially reasonable efforts to (i) file registration statements with the U.S. Securities and Exchange Commission within 60 days following the date of the issuance of each Warrant for purposes of registering the shares of Common Stock issuable upon exercise of the Warrants for resale by Hercules, and (ii) cause the registration statement to be declared effective as soon as practicable after filing, and in any event no later than 180 days after the date of the issuance of each Warrant.

The issuance of the Warrants by the Company to Hercules and the issuance of the shares of Common Stock issuable upon exercise of the Warrants will be made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D thereunder, because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements are met.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Warrant that is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Royalty Interest Acquisition Agreement

On June 8, 2020, the Company entered into an amendment (the “Amendment”) to the Royalty Interest Acquisition Agreement dated as of December 28, 2017, by and among Elobix AB, an indirect wholly-owned subsidiary of the Company (“Elobix”), HealthCare Royalty Partners III, L.P. (“HCR”), and the Company (the “Original Agreement”). Pursuant to the Original Agreement, HCR agreed to pay to Elobix $45.0 million if elobixibat is approved by the Japanese Ministry of Health, Labour and Welfare and an additional $15.0 million if a specified sales milestone is achieved for elobixibat in Japan. In return, Elobix sold its right to receive all royalties and sales milestones for elobixibat in Japan that may become payable by EA Pharma Co., Ltd. (“EA Pharma”) pursuant to the License Agreement, dated April 2, 2012, between Elobix and EA Pharma, as amended (the “License Agreement”), to HCR, up to a specified maximum amount (the “Cap Amount”). Pursuant to the Amendment, HCR agreed to pay Elobix an additional $15.0 million in exchange for the elimination of the Cap Amount on HCR’s rights to receive royalties on sales in Japan and sales milestones for elobixibat in certain other territories that may become payable by EA Pharma.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Amendment is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Loan and Security Agreement is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Warrants is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On June 9, 2020, the Company issued a press release announcing the execution of the Loan and Security Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.1	Loan and Security Agreement, dated as of June 8, 2020, by and between the Company and Hercules Capital, Inc.

10.2	Form of Warrant issued by the Company to Hercules Capital, Inc.

10.3*	Amendment No 1. to Royalty Interest Acquisition Agreement, dated as of June 8, 2020, by and among Elobix AB, HealthCare Royalty Partners III, L.P. and, solely for the purposes specified therein, the Company.

99.1	Press Release of the Company, dated June 9, 2020.

* Confidential portions of this exhibit have been omitted from the exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBIREO PHARMA, INC.

Date. June 9, 2020	/s/ Ronald H.W. Cooper
Ronald H.W. Cooper
President and Chief Executive Officer

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